Exhibit 99.1

Chimera Investment Corporation Announces Effectiveness of Reverse Stock Split

NEW YORK--(BUSINESS WIRE)--April 6, 2015--Chimera Investment Corporation (NYSE:CIM) today announced the effectiveness of its previously disclosed one-for-five reverse stock split. Beginning with the opening of trading on Tuesday, April 7, 2015, Chimera’s common stock will trade on the NYSE on a split-adjusted bases under the symbol “CIM”, with a new CUSIP of 16934Q 208. As a result of the reverse stock split, the number of outstanding shares of Chimera’s common stock were reduced from approximately 1 billion to approximately 200 million. Concurrently, the authorized number of shares of common stock were reduced from 1.5 billion to 300 million. The par value of the Chimera's common stock will remain at $0.01 per share after the reverse stock split.

No fractional shares were issued in connection with the reverse stock split. Instead, each stockholder holding fractional shares will receive, in lieu of such fractional shares, cash in an amount determined on the basis of the average closing price of Chimera’s common stock on the NYSE for the three consecutive trading days ending on April 6, 2015. Stockholders of record will receive information from Computershare, Chimera’s transfer agent, regarding their stock ownership and, if applicable, cash in lieu of fractional share payments. Stockholders who hold their shares in brokerage accounts or “street name” are not required to take any action in connection with the reverse stock split.

Other Information

Chimera Investment Corporation invests in residential mortgage loans, residential mortgage-backed securities, real estate-related securities and various other asset classes. The Company’s principal business objective is to generate income from the spread between yields on its investments and its cost of borrowing and hedging activities. The Company is a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”).

This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may,” “would,” “will” or similar expressions, or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, our business and investment strategy; our projected financial and operating results; our ability to maintain existing financing arrangements, obtain future financing arrangements and the terms of such arrangements; general volatility of the securities markets in which we invest; the implementation, timing and impact of, and changes to, various government programs, our expected investments; changes in the value of our investments; interest rate mismatches between our investments and our borrowings used to fund such purchases; changes in interest rates and mortgage prepayment rates; effects of interest rate caps on our adjustable-rate investments; rates of default or decreased recovery rates on our investments; prepayments of the mortgage and other loans underlying our mortgage-backed or other asset-backed securities; the degree to which our hedging strategies may or may not protect us from interest rate volatility; impact of and changes in governmental regulations, tax law and rates, accounting guidance, and similar matters; availability of investment opportunities in real estate-related and other securities; availability of qualified personnel; estimates relating to our ability to make distributions to our stockholders in the future; our understanding of our competition; market trends in our industry, interest rates, the debt securities markets or the general economy; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; and our ability to maintain our qualification as a REIT for federal income tax purposes. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim all obligations, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

CONTACT:
Chimera Investment Corporation
Investor Relations, 646-454-3759
www.chimerareit.com